UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events

On June 17, 2010, Montpelier Re Holdings Ltd. (the “Company”) was informed that its principal operating subsidiary Montpelier Reinsurance Ltd. (“Montpelier Re”) has prevailed in its previously disclosed arbitration proceedings with Manufacturers Property & Casualty Limited (“MPCL”).  The arbitration proceedings involved a dispute concerning two contracts pursuant to which Montpelier Re purchased reinsurance protection from MPCL in 2005 (the “Disputed Contracts”).

The award dismisses MPCL’s claim for rescission of the Disputed Contracts and calls for MPCL to pay Montpelier Re the outstanding losses on the Disputed Contracts plus accrued interest through the date payment is made. The amount of accrued interest due Montpelier Re, calculated through the date of this report, is approximately $2.5 million.

On June 22, 2010, Montpelier Re Holdings Ltd. issued a press release announcing the MPCL arbitration decision, as well as reaffirming its reported first quarter catastrophe loss estimates and its previously announced Deepwater Horizon rig loss.  That press release is enclosed herein as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of the Registrant dated June 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

June 22, 2010	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Registrant dated June 22, 2010